EXHIBIT 10.5

                                  July 18, 2001



Berens Industries, Inc.
701 N. Post Oak Road, Suite 350
Houston, Texas 77024

Dear Sirs:

     Pursuant to Section 6.1(c)(vi) of the Stock Exchange Agreement by and between Berens Industries, Inc. ("BEII"), Solis Communications Corporation, and the shareholders of Solis Communications Corp., I hereby agree and acknowledge that I have pledged 7,000,000 shares of BEII common stock to secure debts ("Pledged Shares"). Manfred Sternberg is aware that such shares have been pledged. If the Pledged Shares are returned within one year from the date hereof, I agree that I will not sell in any public or private transaction any of the Pledged Shares owned by Yolana Partnership, Ltd. I hereby consent to placing a stop transfer order with the transfer agent of BEII and placing a restrictive legend on any certificate representing any of the Pledged Shares.


                                        Sincerely,

                                        /S/ Jeffrey Hansen
                                        -----------------------------------
                                        Jeffrey Hansen, President
                                        Simkova, LLC, as General Partner of
                                        Yolana Partnership, Ltd.



Agreed  and  Acknowledged:


/S/  Manfred  Sternberg
-----------------------
Manfred  Sternberg


Date:  7/19/01
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